                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         REGISTRATION RIGHTS AGREEMENT, dated as of October 29, 1996 (this "Agreement"), by and between the party named on the signature page hereof as the investor ("Investor") and ANTEC Corporation, a Delaware corporation ("ANTEC").

         WHEREAS, Investor is the owner of certain shares (the "TSX Shares") of TSX Corporation, a Nevada Corporation ("TSX"), common stock, par value $.01 per share ("TSX Common Stock"), and is entitled to purchase certain additional TSX Shares.

         WHEREAS, pursuant to a Plan of Merger between ANTEC, TSX and TSX Acquisition Corporation, all of the TSX Shares will be converted into shares of ANTEC common stock, par value $.01 per share ("Common Stock"), and options to purchase TSX Shares will be converted into options to purchase Common Stock. As used herein, "Shares" shall include the Common Stock issued upon conversion and any additional shares of Common Stock held by Investor from time to time during the term of this Agreement.

         WHEREAS, the sale by Investor of Shares has not been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") but TSX is obligated to provide such registration under certain circumstances.

         WHEREAS, in connection with the Plan of Merger, ANTEC desires to provide Investor certain registration rights as provided herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1.       Demand Registration
                  -------------------

                  (a) Investor or any person acquiring by transfer any Shares (a "Permitted Transferee") (Investor and any such Permitted Transferees being hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders") shall at any time have the right to request registration under the Securities Act, of the Shares and any securities issued in exchange for or in respect of such Shares whether pursuant to a stock dividend, stock split, stock reclassification or otherwise (such Shares and such securities issued in exchange for or in respect of such Shares being collectively referred to herein as the "Registrable Shares") upon the terms and subject to the conditions set forth in this Agreement.

                  (b) Upon receipt by ANTEC of a written request for registration hereunder, ANTEC shall (i) promptly notify each other Stockholder in writing of its receipt of such initial written request for registration and
(ii) as soon as practicable, but in no event more than 45 days after receipt of such written request, file with the Securities and Exchange Commission (the "Commission"), and use its best efforts to cause to become effective, a registration statement under the Securities Act (a "Registration Statement") which shall cover the Registrable Shares specified in the initial written request and in any written request from any other Stockholder received by ANTEC within 20 days of its giving the notice specified in clause (i) hereof.

                  (c) If so requested by any Stockholder requesting participation in a public offering or distribution of Registrable Shares (a "Selling Stockholder") pursuant to this Section 1 or Section 2, the Registration Statement shall provide for delayed or continuous offering of Registrable Shares pursuant to Rule 415 promulgated under the Securities Act or any similar rule then in effect (a "Shelf Offering"). If so requested by Selling Stockholders who own a majority of the Registrable Shares, the public offering or distribution of Registrable Shares under this Agreement shall be pursuant to a firm commitment underwriting, the managing underwriter of which shall be a nationally recognized investment banking firm selected and engaged by the Selling Stockholders and approved by ANTEC, which approval shall not be unreasonably withheld. ANTEC shall enter into the same underwriting agreement as shall the Selling Stockholders, containing representations, warranties and agreements not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. ANTEC, as a condition to fulfilling its obligations under this Agreement may require the underwriters to enter into an agreement in customary form indemnifying ANTEC against any Losses (as defined in Section 6 hereof) that arise out of or are based upon an untrue statement or an alleged untrue statement or omission in the Disclosure Documents (as defined in Section 6 hereof) made in reliance upon and in conformity with written information furnished to ANTEC by the underwriters specifically for use in the preparation thereof.

                  (d) ANTEC shall be entitled to postpone, for a reasonable period of time, but in no event in excess of 120 days after its receipt of an initial request for registration pursuant to this Agreement, the filing of any Registration Statement, if at the time it received a request therefor ANTEC determines, in its reasonable business judgment, that such registration and offering could interfere with any financing, acquisition, corporate reorganization, or other material transaction or development involving ANTEC or any of its affiliates and gives the Selling Stockholders written notice of such determination. If ANTEC shall postpone the filing of any Registration Statement, any of the Selling Stockholders shall have the right to withdraw his or its request for such registration by giving notice to ANTEC within 15 days of the notice of postponement. In the event that all of the Selling Stockholders withdraw their request, such request shall not be counted for purposes of determining the number of registrations to which Stockholders are entitled hereunder.

                  (e) Each Selling Stockholder may, before such a Registration Statement becomes effective, withdraw his or its Registrable Shares from sale, should the terms of the sale not be satisfactory to such Selling Stockholder; should all Selling Stockholders who are participating in such registration so withdraw, however, such registration shall be deemed to have occurred for the purposes of Section 4 hereof unless such Selling Stockholders pay (pro rata, in proportion to the number of shares requested to be included) within 20 days after any such withdrawal, all of the out-of-pocket expenses of ANTEC incurred in connection with such registration.

                  (f) In the event that a Registration Statement requested by a Selling Stockholder pursuant to Section 1 hereof involves a firmly underwritten public offering and the managing underwriter thereof determines reasonably and in good faith that the inclusion in such Registration Statement of any additional shares of Common Stock or other securities of ANTEC to be offered and sold for the account of any person (including ANTEC) other than such Selling Stockholder (each, a "Piggy-Back Seller") would adversely affect the offering of any Registrable Shares by the Selling Stockholder, then the number of shares to be offered for the accounts of each Piggy-Back Seller shall be reduced or limited in proportion to the number of shares owned by each such Piggy-Back Seller (as compared to all such Piggy-Back Stockholders) to the extent necessary to reduce the total number of shares to be included in such Registration Statement by all Piggy-Back Sellers to the amount that such managing underwriter determines would not adversely affect the offering of the number of Registrable Shares requested to be registered by the Selling Stockholder. Without limiting the foregoing, in no event shall a Selling Stockholder be required to reduce the number of Registrable Shares requested to be registered by such Selling Stockholder pursuant to Section 1 hereof as a result of the inclusion in any Registration Statement of Common Stock or other securities of ANTEC to be offered and sold for the account of any Piggy-Back Seller.

         2. Incidental Registrations. Each time that ANTEC proposes to register
            ------------------------
any of its equity securities under the Securities Act (other than a registration effected solely to implement an employee benefit or stock option plan or to sell shares obtained under any employee benefit or stock option plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable) ANTEC will give written notice to the Stockholders of its intention to do so. Each of the Stockholders may give ANTEC a written request to register all or some of its Registrable Shares in the registration described in the written notice from ANTEC as set forth in the foregoing sentence, provided that such written request is given within 20 days after receipt of any such notice from ANTEC (with such request stating (i) the amount of Registrable Securities to be disposed of and the intended method of disposition of such Registrable Securities and (ii) any other information reasonably requested by ANTEC to properly effect the registration of such Registrable Securities). Upon receipt of such request, ANTEC will use its best efforts to cause promptly all such Registrable Securities intended to be disposed of to be registered under the Securities Act so as to permit their sale or other disposition (in accordance with the intended methods set forth in the request for registration), unless the sale is a firmly underwritten public offering and the managing underwriter thereof determines reasonably and in good faith in writing that the inclusion of such securities would adversely affect the offering, in which case the number of shares to be offered for the accounts of the Selling Stockholders shall be reduced or limited in proportion to the number of shares owned by such Selling Stockholders to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such managing underwriting; provided, that if securities are being offered for the account of other persons or entities as well as ANTEC, such reduction shall be made pro rata from the securities intended to be offered by such persons and from the Selling Stockholders. ANTEC's obligations under this Section 2 shall apply to a registration to be effected for securities to be sold for the account of ANTEC as well as a registration statement which includes securities to be offered for the account of other holders of ANTEC equity securities.

         3. Expenses of Registration. ANTEC shall pay all costs and expenses
            ------------------------
incurred in connection with the registration of the Registrable Shares pursuant hereto, including all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants of ANTEC and one set of counsel and accountants for all of the Selling Stockholders. Not withstanding the foregoing, all transfer taxes, brokerage commissions and underwriters' discounts attributable to the Registrable Shares being offered and sold by such Selling Stockholders shall be for the account of the Selling Stockholders.

         4. Limitations on Registration Rights. Notwithstanding the provisions
            ----------------------------------
of Section 1 hereof, ANTEC shall not be required to effect any registration pursuant to Section 1 if (a) the request or requests for registration cover an aggregate number of Registrable Shares having a Market Value of less than $1,000,000 as of the date of the last of such requests; (b) ANTEC has previously filed two registration statements under the Securities Act pursuant to Section 1 of this Agreement; (c) ANTEC, in order to comply with such request, would be required to (i) undergo a special interim audit or (ii) prepare and file with the Commission, sooner than would otherwise be required, pro forma or other financial statements relating to any proposed or probable transaction, or (d) in the opinion of counsel for the Selling Stockholders, each Stockholder could sell in a single transaction under Rule 144 promulgated under the Securities Act the number of Registrable Shares such Stockholder proposes to have registered pursuant to this Agreement. "Market Value" as used in this Agreement shall mean, as to each Registrable Share at any date, the average of the daily closing prices for the Common Stock for the 10 consecutive trading days before the day in question. The closing price for shares of such class for each day shall be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the composite tape, or if the shares of such class are not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such shares of such class are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the closing sale price (or the average of the quoted closing bid and asked prices if no sale is reported) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any comparable system, or if the shares of such class are not quoted on NASDAQ, or any comparable system, the average of the closing bid and asked prices as furnished by any maker in the securities of such class who is a member of the National Association of Securities Dealers, Inc.

         5. Obligations with Respect to Registration
            ----------------------------------------

            (a) If and whenever ANTEC is obligated by the provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, ANTEC shall:

                 (i) prepare and file with the Commission any amendments and supplements to the Registration Statement and to the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Registrable Shares covered by the Registration Statement for the period required to effect the distribution of such Shares, but in no event shall ANTEC be required to do so for a period of more than 90 days following the effective date of the Registration Statement other than a Shelf Offering and two years following the effective date of a Shelf Offering.

                 (ii) notify the Selling Stockholders and their underwriter, and confirm such advice in writing, (A) when a Registration Statement becomes effective, (B) when any post-effective amendment to a Registration Statement becomes effective, and (C) of any request by the Commission for any amendment of or supplement to a Registration Statement or any prospectus relating thereto or for additional information;

                 (iii) furnish at ANTEC's expense to the Selling Stockholders such number of copies of a preliminary, final, supplemental or amended prospectus, in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by a Registration Statement, but only while ANTEC is required under the provisions hereof to cause a Registration Statement to remain effective;

                 (iv) register or qualify the Registrable Shares covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Stockholders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Stockholder whose Registrable Shares are covered by such Registration Statement to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that ANTEC shall in no event be required to qualify to do business as a foreign corporation or a dealer in any jurisdiction where it is not so qualified, to conform the composition of its assets at the time to the securities and blue sky laws of such jurisdiction, to exercise or file any general consent to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by the Registration Statement, or to subject itself to taxation, in each case in any jurisdiction where it has not theretofore done so; and

                 (v) cause such Registrable Shares covered by a Registration Statement to be listed on the principal exchange or exchanges on which the Common Stock is then listed upon the sale of such Registrable Shares pursuant to such Registration Statement.

         (b) ANTEC's obligations under this Agreement with respect to a Selling Stockholder shall be conditioned upon such Selling Stockholder's compliance with the following:

                 (i) Such Selling Stockholder shall cooperate with ANTEC in connection with the preparation of the Registration Statement, and for so long as ANTEC is obligated to file and keep effective the Registration Statement, shall provide to ANTEC, in writing, for use in the Registration Statement, all such information regarding the Selling Stockholder and its plan of distribution of the Registrable shares as may be necessary to enable ANTEC to prepare the Registration Statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

                 (ii) During such time as such Selling Stockholder may be engaged in a distribution of the Registrable Shares, such Selling Stockholder shall comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto it shall, among other things: (A) not engage in any stabilization activity in connection with the securities of ANTEC in contravention of such rules; (B) distribute the Registrable Shares solely in the manner described in the Registration Statement; (C) cause to be furnished to each broker through whom the Registrable Shares may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus covering the Registrable Shares and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (D) not bid for or purchase any securities of ANTEC or attempt to induce any person to purchase any securities of ANTEC other than as permitted under the Exchange Act.

                 (iii) If the Registration Statement provides for a Shelf Offering, then at least nine (9) business days prior to any distribution of the Registrable Shares, any Selling Stockholder who is an "affiliated purchaser" (as defined in Rule 10b-6 promulgated under the Exchange Act) of ANTEC shall advise ANTEC in writing of the date on which the distribution by such Selling Stockholder will commence, the number of the Registrable Shares to be sold and the manner of sale. Such Selling Stockholder also shall inform ANTEC when each distribution of such Registrable Shares is complete.
         6.   Indemnification.
              ---------------

              (a) By ANTEC. Except as set forth in the last sentence of this
                  --------
Section 6(a), ANTEC agrees to indemnify and hold harmless, to the full extent permitted by law, each Selling Stockholder, its officers and directors and each person who controls such Selling Stockholder (within the meaning of the Securities Act), and any investment adviser thereof against all losses, claims, damages, liabilities and expenses ("Losses") caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto (the "Disclosure Documents") or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Selling Stockholder furnished in writing to ANTEC by such Selling Stockholder expressly for use therein. In connection with an underwritten offering, ANTEC will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares. ANTEC will reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claims, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened. ANTEC shall not be obligated to indemnify any person hereunder to the extent that any such Losses arise out of or are based upon (i) the failure of a Selling Stockholder to give any purchaser of Registrable Shares at or prior to the written confirmation of such sale, a copy of the most recent prospectus relating to the offering and sale of such registrable Shares, or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in any prospectus used by a Selling Stockholder after such time as ANTEC advised such Selling Stockholder that the filing of a post-effective amendment or supplement thereto was required, except such prospectus as so amended or supplemented.

         (b)  By the Selling Stockholders. In connection with any
              ---------------------------
registration statement in which a Selling Stockholder is participating, each such Selling Stockholder shall furnish to ANTEC in writing such information and affidavits with respect to such Selling

Stockholder as ANTEC reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, ANTEC, the directors and officers of ANTEC and each person who controls ANTEC (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Disclosure Documents or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such Selling Stockholder so furnished in writing by such Selling Stockholder expressly for use in the registration statement, provided that the liability of such Selling Stockholder pursuant to this Section 6(b) shall not exceed an amount equal to the proceeds of the sale of Registrable Shares sold pursuant to such registration statement that are received by or for the benefit of such Selling Stockholder. ANTEC shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement. The Selling Stockholders shall reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claim, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened.

           (c) Third Party Claims. Promptly after the receipt by any party
               ------------------
hereto of notice of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an "Action") which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party shall be entitled, at the sole expenses and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall: (i) admit in writing to the Indemnified Party, the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 6, (ii) notify the Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expenses of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expense, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, and in such case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnifying Party shall settle or compromise any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement. No Indemnified Party shall settle or compromise any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 6.

           (d) Contribution. If the indemnification provided for in subsections
               ------------
(a) or (b) of this Section 6 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) ANTEC or the Selling Stockholder (or underwriter) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.    Miscellaneous.
           -------------

           (a)  Notices. All notices, requests, demands, waivers and other
                -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                (i)   if to Investor:

                               Tele-Communications, Inc.
                               5619 DTC Parkway
                               Englewood, Colorado 80111
                               Attn: Larry Romrell
                               Facsimile: (303) 488-3200

                      with a copy similarly addressed: Attention: Legal
                      Department

                      and with a copy to:

                               Sherman & Howard L.L.C.
                               633 Seventeenth Street
                               Suite 3000
                               Denver, Colorado 80202
                               Attn: Charles Y. Tanabe, Esq.
                               Facsimile: (303) 298-0940

                (ii)  if to ANTEC:

                               ANTEC Corporation
                               2850 West Golf Road
                               Rolling Meadows, Illinois 60008
                               Attn: General Counsel
                               Facsimile: (847) 439-8559

or to such other person or address as any party shall specify by notice in writing to the other party. Notice of a change of address shall be effective only upon actual receipt thereof.

           (b) Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
among the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

           (c) Binding Effect; Benefit. This Agreement shall insure to the
               -----------------------
benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon indemnified persons under Section 6 ad rights conferred upon permitted Transferees.

           (d) Amendment and Modification. This Agreement may be amended or
               --------------------------
modified only by an instrument in writing signed by or on behalf of such party and any other person then a Stockholder. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

           (e) Section Headings. The section headings contained in this
               ----------------
Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           (f) Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

           (g) Applicable Law. This Agreement and the legal relations between
               --------------
the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       INVESTOR

                                       TCI TSX, Inc.

                                       By:
                                          -------------------------
                                       Its:
                                           --------------------------

                                       ANTEC CORPORATION

                                       By:
                                          -------------------------
                                       Its:
                                           --------------------------